SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 12, 1999



                          COMMERCIAL PROPERTIES 3, L.P.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


         Virginia                     0-13341                    11-2680561
         --------                     -------                    ----------
State or other jurisdiction         Commission                  IRS Employer
     of incorporation               File Number              Identification No.


3 World Financial Center, 29th Floor
New York, NY   Attn.:  Andre Anderson                               10285
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Address of principal executive offices                             Zip Code



Registrant's telephone number, including area code (212) 526-3183
                                                   --------------


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Item 2.  Disposition of Assets

On January 12, 1999, Commercial Properties 3, L.P., a Virginia limited partnership (the "Partnership"), sold Quorum II Office Building (the "Property") to an unaffiliated partnership, CMD Realty Investment Fund IV, L.P. (the "Buyer"), for a selling price of approximately $7,653,598, net of closing adjustments and selling costs. The selling price was determined by arm's length negotiations between the Partnership and the Buyer.

As a result of the sale, the General Partners intend to distribute the net proceeds therefrom (after payment of or provision for the Partnership's liabilities and expenses, and establishment of a reserve for contingencies, if any) during the first quarter of 1999.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                COMMERCIAL PROPERTIES 3, L.P.

                           BY:  REAL ESTATE SERVICES VII, INC.
                                A General Partner



Date:  January 26, 1999         BY:  /s/Michael T. Marron
                                     --------------------
                                     Michael T. Marron
                                     President and Chief Financial Officer